                                                                  EXHIBIT 10.2.1

                            STOCK PURCHASE AGREEMENT

   THIS AGREEMENT is made and entered into as of the 4th day of September, 1996, by and between Cameron Audio Networks, Inc., a Texas corporation maintaining its principal office at 2929 Elm Street, Dallas Texas 75226 (the "Company"), and Motorola, Inc., a Delaware corporation, 1303 E. Algonquin Road, Schaumburg, Illinois 60196 ("Motorola").

   WHEREAS, the Company and Motorola have reached certain agreements with regard to the purchase of certain securities of the Company by Motorola, all upon the terms and conditions more particularly described herein; and, inasmuch as the parties desire to set forth their agreements and understandings in writing, in consideration of the promises, covenants and matters hereinafter set forth, the parties mutually covenant, contract and agree, each with the other, as follows:

1. AUTHORIZATION OF ISSUANCE OF STOCK; PURCHASE AND SALE.

   (a) Authorization. The Company has authorized issuing to Motorola 12,262 shares of its Common Stock, no par value per share (the "Common Stock").

   (b) Sale of Stock. Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the Company hereby agrees to issue and sell to Motorola, and Motorola hereby agrees to purchase from the Company, 12,262 Shares of Common Stock (the "Shares"), for the purchase price of $407.75 per share, for a total purchase price of $4,999,830.50.

   (c) Closing. The closing shall be held on a mutually agreeable date not later than September _, 1996 at the offices of Gibson, Dunn & Crutcher LLP, 1717 Main Street, Suite 5400, Dallas, Texas 75201 at 9:00 am. or on such other date and at such other time and place as the parties may mutually agree (the "Closing"). At the Closing, Motorola shall pay the Company the full purchase price of the Shares in cash, by certified or bank cashier's check or by wire transfer to an account designated in writing by the Company. At the Closing, the Company shall deliver to Motorola a stock certificate or certificates registered in Motorola's name representing the number of Shares purchased in form and substance acceptable to Motorola, and shall also deliver the documents described in
Section 2 hereof.

2. DELIVERIES AT CLOSING.

   At or prior to the Closing, the Company shall deliver or shall have delivered to Motorola the following:

   (a) Financial Information. Such financial information relative to the Company's financial condition which may be reasonably requested by Motorola, which information shall include, at a minimum, the balance sheet of the Company at June 30, 1996, together with statements of income and changes in financial position for the period commencing January 1, 1996 and ended June 30, 1996.

   (b) Closing Documents. The following closing documents, in form and substance satisfactory to Motorola and its counsel:

       (i) This Agreement, duly executed by the Company.

       (ii) Executed copy of the Registration Rights Agreement in the form attached as Exhibit A.

       (iii) Executed copy of the Shareholders Agreement in the form attached as Exhibit B.

       (iv) Executed copy of the Negotiation Rights Agreement in the form attached as Exhibit C.

       (v) Certificates representing the Shares being purchased by Motorola at the Closing.

       (vi) The opinion of Gibson, Dunn & Crutcher LLP, legal counsel for the Company, substantially in the form of Exhibit D.

       (vii) Certificate of the Comptroller of Public Accounts of the State of Texas as to the good standing of the Company as of a date recent to the Closing Date.

       (viii) Copies of the Articles of Incorporation and Bylaws of the Company, as amended to date, certified by the Secretary of the Company to be true, correct and complete and in full force and effect.

       (ix) Copies of resolutions of the Board of Directors of the Company authorizing the transactions contemplated by this Agreement, which resolutions shall have been certified by the Secretary of the Company to be true, correct and complete and in full force and effect.

   (c) Evidence that a representative of Motorola has been duly elected to the Board of Directors of the Company, effective as of the Closing.

   (d) Evidence of any and all consents, permits and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, any qualification of the Shares under the Texas and Illinois securities laws.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    The Company hereby represents and warrants to Motorola that, except as set forth in the Schedules attached hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder:

   (a) Organization and Good Standing; Corporate Power. The Company is a corporation duly organized and validly existing under the laws of the State of Texas, and is in





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good standing under such laws, and is qualified and authorized to do business in, and in good standing as a foreign corporation in, all other states in which such qualification or authorization is necessary for the conduct of the business in which the Company is now engaged, and has all necessary licenses and permits required by all governmental authorities to carry on such business, except where the failure to be so qualified or to have obtained such licenses and permits would not have a material adverse effect on the Company. The Company has all requisite legal and corporate power to own, lease and operate its property and assets, to carry on its business as presently conducted, to enter into this Agreement, to sell and issue the Shares and to carry out and perform its obligations under the terms of this Agreement.

   (b) Affiliations. The Company has no subsidiaries and does not own or control any shares of stock or any other investments in any other Person.

   (c) Authorized and Issued Capital. The authorized capital stock of the Company, immediately prior to the consummation of the transactions with Motorola contemplated hereby, consists of (i) Ten Million (10,000,000) shares of Common Stock, no par value per share, of which One Hundred Sixty Three Thousand Four Hundred Ninety Seven (163,497) shares are validly issued and outstanding. All such issued shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state laws concerning the issuance of securities. There are no subscriptions, contracts or agreements for the issuance or purchase of any additional shares of the Company's capital stock, either in the form of stock option or purchase agreements, warrants, calls or convertible debentures or other securities except as set forth on Schedule 3(c). There are no preemptive or similar rights to purchase or otherwise acquire shares of the Company's capital stock pursuant to any provision of law, the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party, or otherwise except as set forth on Schedule 3(c). To the knowledge of the Company, the outstanding shares of Common Stock and other rights described herein and on Schedule 3(c) attached hereto are owned by the persons named on
Schedule 3(c) and, to the knowledge of the Company, such shares, contracts and rights are not pledged to secure any indebtedness or other obligation, no other persons have any rights to acquire or vote such securities or any other rights thereto, and none of such shares are subject to any voting agreements or trusts.

   (d) Authorization. The execution and delivery of this Agreement, the Registration Rights Agreement, the Negotiation Rights Agreement, and the Shareholders' Agreement, and the sale and issuance to Motorola of the Shares as herein provided, have been duly authorized by all necessary corporate action of the Company so that when issued and delivered against payment therefor in accordance with the terms of this Agreement (i) the Shares will be duly and validly authorized and issued, fully paid and non-assessable, and (ii) neither the execution and delivery of this Agreement nor the issuance of the Shares, will be in contravention, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to, any law, or of any judgment, decree, statute, order, rule or regulation applicable to the Company or of its Articles of Incorporation, Bylaws or any other contract, agreement or instrument to which the Company may be a party or to which its property is or may be subject. Each of this Agreement, the Registration Rights Agreement and the Shareholders'




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Agreement constitute legal, valid and binding obligations of the Company enforceable in accordance with each of their respective terms except (i) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, as well as general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (ii) that the Company is not making this representation with respect to the indemnification provisions of Section 7 of the Registration Rights Agreement.

   (e) Good Title to, and Condition of, All Properties and Assets. The Company has good title to or a valid leasehold interest in all the properties and assets used in its business or described in its internal financial records, and to all patents, trademarks, trademark rights, trade names, copyrights, licenses and other intellectual property either developed by or assigned to the Company for its use, subject to no lien, mortgage, pledge, material reservation of rights, restrictions, security interest, material encumbrance or material charge of any kind. All items of the owned and leased real and tangible personal property of the Company are in good repair and condition, subject to routine maintenance requirements. The owned and leased real and tangible personal property of the Company is sufficient for the conduct of the present business of the Company subject to acquisition of additional equipment with the proceeds of this sale of the Shares.

   (f) Litigation. There is no investigation or litigation or any proceeding before any court, commission or other administrative authority pending, or, to the knowledge of the Company, any basis therefor or threat thereof, against the Company, or its officers or directors which involves the possibility of any judgment or liability in amount of at least $5,000. None of the Company's officers or Key Personnel are subject to any contract, prohibition, non-compete, trade secret or any other restrictive agreement which would impair his ability to provide services to the Company. To the knowledge of the Company, no third party may assert any valid claim under any agreements or arrangement or any laws governing unfair competition, trade secrets or proprietary information against the Company or its Key Personnel with respect to the use in the Company's business, as presently conducted or proposed to be conducted, of any information which the Company or any such officer or employee would be prohibited from using.

   (g) Tax Matters. The Company has completed and duly filed in correct form with the appropriate United States, state and local governmental agencies and with the appropriate foreign countries and political subdivisions thereof, all tax returns and reports required to be filed (with respect to local and foreign returns and reports, to the extent material to the business of the Company); such returns and reports are accurate and complete in all material respects; and the Company has paid in full or made adequate provisions on its financial statements delivered to Motorola pursuant to this Agreement for all taxes, interest, penalties, assessments or deficiencies shown to be due on such tax returns and reports or claimed to be due by any taxing authority or otherwise due and owing, including, without limitation, those due in respect of properties, income, franchises, licenses, sales and payrolls. The Company has made all payments of estimated income tax due through the date hereof and all withholdings of tax required to be made under all applicable United States, state and local tax regulations and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose






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or accrued, reserved against and entered upon the books of the Company.
Estimated income taxes for the Company which are not yet due to be paid to the Internal Revenue Service have been accrued, reserved against and entered upon the books of the Company. The Company has not executed or filed with the Internal Revenue Service or any other taxing authority, domestic or foreign, any agreement or other document extending, or having the effect of extending, the period for assessment or collection of taxes. There are no tax liens (other than liens for taxes for current and subsequent years which are not yet due and delinquent) upon any properties or assets of the Company, whether real, personal or mixed, tangible or intangible. The Company does not have outstanding any power of attorney authorizing any person to represent it before the Internal Revenue Service or before the taxing authorities of any state or subdivision thereof with respect to any tax matter. No election under Section 341(f) of the Internal Revenue Code of 1986 is in effect with respect to any of the assets of the Company.

   (h) Other Contracts. Listed on Schedule 3(h) attached hereto are all its material leases, licenses, franchise and managerial contracts and agreements, and any and all other of its material contracts and agreements, used or to be used in connection with the conduct of its business, which includes, but is not limited to, any written or oral:

       (i) contract with any labor union;

       (ii) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements;

       (iii) contract for the employment of any Key Personnel, or other Person on a full-time basis or any contract with any Person on a consulting basis and any noncompetition agreements between the Company and any of its officers, directors and Key Personnel;

       (iv) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to its employees or the employees of others;

       (v) promissory note, agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any assets of the Company;

       (vi) guaranty of any obligation for borrowed money or otherwise;

       (vii) lease or agreement providing for rental payments in excess of $30,000 Dollars per year under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party;

       (viii) lease or agreement providing for rental payments in excess of $30,000 per year under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned by the Company;

       (ix) agreement or other commitment for capital expenditures in excess of $30,000;





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

       (x) contract, agreement or commitment under which the Company is obligated to pay any broker's fees, finder's fees or any such similar fees to any third party in connection with the transactions contemplated by this Agreement; or

       (xi) any other contract, agreement, arrangement or understanding which is material to the business of the Company (including contracts under which there are continuing product warranty obligations) or which is material to a prudent investor's understanding of the business of the Company which are listed on
Schedule 3(h)(xi) attached hereto.

       The Company is not a party to any other contract or agreement which may materially or adversely affect the business, properties, assets or condition of the Company.

       Where any of the foregoing subsections provides a dollar limitation, if any group of substantially similar contracts, leases or commitments in the aggregate exceeds such dollar limitation, then such substantially similar contracts, leases and commitments shall be deemed to be material if they in the aggregate exceed the dollar limitation, notwithstanding that no individual contract, lease or commitment exceeds the dollar limit

   (i) Defaults. Except as described on Schedule 3(i), the Company is not in default of any material contracts and agreements described in Section 3(h) hereof The Company is capable of performing each of said contracts and agreements in a timely manner.

   (j) Articles of Incorporation and Bylaws. The Company's Articles of Incorporation and Bylaws, copies of which and all amendments thereto have been furnished to Motorola, are in full force and effect, without further changes, amendments or modifications, and neither the aforementioned Articles of Incorporation or Bylaws are violated by any of the actions or transactions contemplated herein.

   (k) Financial Statements. The audited financial statements at and for the period ending December 31, 1995 attached to this Agreement in EXHIBIT E (the "Financial Statements"). The Financial Statements are true, complete and correct in all material respects and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. At December 31, 1995, (i) the Company had no material liabilities of any nature (matured or unmatured, fixed or contingent) which were not provided for in the Financial Statements, to the extent required by GAAP; and (ii) all reserves set forth in the Financial Statements were adequate for the purposes indicated therein, to the extent required by GAAP. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) which are not adequately provided for in the Financial Statements as required by said Statement No. 5. Since December 31, 1995, there has not been except as described in Schedule 3(k):

       (i) any material or adverse change in the financial condition, results of operations, properties, assets, liabilities, business or business prospects of the Company;




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       (ii) any material borrowing or agreement to borrow any funds or material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company, other than current liabilities or obligations incurred in the ordinary course of business;

       (iii) any waiver, release or compromise of any material right of the Company, or the cancellation of any material debt or claim held by the Company;

       (iv) any declaration or payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company, or any agreement or commitment therefor;

       (v) any encumbrance, mortgage, pledge, sale, assignment or transfer of any tangible or intangible, including, but not limited to, intellectual property rights, assets of the Company, except, with respect to tangible assets, in the ordinary course of business;

       (vi) any material loan by the Company to any officer, director, employee (including any Key Personnel) or shareholder of the Company, or any agreement or commitment therefor, other than travel advances and similar obligations in the ordinary course of business;

       (vii) any material increase, direct or indirect in the compensation paid or payable or any commitment or obligation to pay a bonus or other additional compensation to any officer, director, employee (including any Key Personnel) or agent of the Company;

       (viii) any change in the accounting methods or practices followed by the Company;

       (ix) any loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975);

       (x) any change in the contingent material obligations of the Company by way of guaranty, surety, endorsement, indemnity, warranty (other than customary product warranties) or otherwise; or

       (xi) any agreement or commitment by the Company to do any of the things described in clauses (i) through (x) above.

   (l) Offering of Stock. Neither the Company nor any agent acting on its behalf has taken in the past or in the future will take any action which would subject the issuance or sale of the Shares, to the provisions of Section 5 of the Securities Act of 1933 (the "1933 Act") without complying with Section 5 of the 1933 Act or an exemption therefrom.

   (m) Contents and Approvals. No consent or approval of, authorization of, or qualification or filing with, any governmental agency or authority or any other person or entity is required in connection with the execution, delivery or performance of this Agreement (or any agreement or obligation contemplated hereby) by the Company.




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   (n) Untrue Statements. Neither this Agreement nor any certificate, schedule, exhibit, or any other document required to be delivered pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading, in light of the circumstances under which they were made. There is no material fact known to the Company relating to its business, finances, or operations that has not been disclosed to Motorola in writing by the Company or in agreements or other documents made available to Motorola to review. The representations contained herein shall not apply to any projections furnished to Motorola, provided, however, that the Company represents and warrants such projections are made in good faith and with belief in the reasonableness of all assumptions made in connection therewith.

   (o) Patents, Licenses, Trademarks, etc.

       (i) The Company owns and possesses all patents, licenses, trademarks, trade names, trademark rights and copyrights and other intellectual property listed on Schedule 3(o) attached hereto and such listed intellectual property constitutes all intellectual property necessary to conduct its business as now conducted or as contemplated to be conducted, without conflict, to the best of the Company's knowledge, with any patent, license, trademark, trade name, or copyright of any other Person.

       (ii) No royalties, fees, commissions or other payments are payable by the Company to other Persons by reason of the ownership or use of the Intellectual Property Rights as defined in Section 3(o)(iii) hereof; provided that this provision shall not apply to the payment of salary to persons in connection with the performance of services to the Company.

       (iii) To the knowledge of the Company, no product manufactured, marketed or sold by the Company will violate any license or infringe any Intellectual Property Rights or assumed name of another. To the knowledge of the Company, there is no pending or threatened claim or litigation against the Company (nor to the knowledge of the Company, does there exist any basis therefor) contesting the validity or right to use of any of the foregoing. The Company has not received any notice that any of the Intellectual Property Rights or the operation or proposed operation of the Company's business conflicts, or will conflict, with the asserted rights of others, nor to the knowledge of the Company does there exist any basis for any such conflict. "Intellectual Property Rights" shall mean all industrial, commercial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trade names, service marks, copyrights, computer programs, software designs, source codes and related materials, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae.

   (p) Labor Matters. The Company and all its officers, employees described in
Section 5(b) hereof and Key Personnel (as defined in Section 9 hereof) have executed and delivered Proprietary Information Agreements in the form of EXHIBIT F hereto, and all Key Personnel have executed and delivered Employment Agreements in the form of EXHIBIT G hereto and such agreements remain in full force and effect. To the knowledge of the Company, no employee of the Company is in violation of any term of such agreement or of any employment





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agreement. No employees of the Company are represented by a union or other labor organization. There have been no labor disputes to which the Company has been a party and the Company has received no notice from any union or employee setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. All written agreements and other documents of the Company, with or relating to any officer, director, employee or agent of the Company, under any employment contract, noncompetition agreement, nondisclosure agreement, consulting agreement, collective bargaining agreement, executive compensation agreement, deferred compensation agreement, pension plan, retirement plan, profit sharing plan, stock purchase plan, stock option plan, group life insurance, hospitalization insurance, vacation pay, severance pay or any other similar agreements or employee benefit plans, arrangements or understandings with or relating to any officer, director or employee of the Company are listed in Schedule 3(p) attached hereto, and all material obligations of the Company pursuant to any such oral agreements are summarized in Schedule 3(p) attached hereto. True, complete and correct copies of all such written agreements and other documents have been delivered to Motorola.

   (q) ERISA. The Company has no Employee Benefit Plans as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company is in compliance with the applicable provisions of ERISA and the regulations and published interpretations thereunder and other federal and state statutes and regulations relating to employee benefit plans and has met all applicable minimum funding requirements under Section 302 of ERISA in respect to its plans. No Reportable Event (as defined in Section 4043(b) of ERISA) has occurred with respect to any Employee Benefit Plan (as defined in ERISA) and no notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation ("PBGC") pursuant to
Section 4042 of ERISA with respect to any pension plan subject to ERISA. The present value of all benefits vested under all employee benefit plans maintained by the Company does not exceed the value of the assets of such plans allocable to such vested benefits. The Company (i) has not engaged in any Prohibited Transaction (as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended), (ii) has no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees, and (iii) has not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multi-employer Pension Plan Amendments Act of 1980. No event or occurrence has occurred which would cause PBGC to institute proceedings under Title IV of ERISA to terminate any employee benefit plan. The Company has caused to be delivered to Motorola true and complete copies of the most recent actuarial reports relating to each such pension benefit plan for which a report is required by Section 6059 of the Internal Revenue Code of 1986, as amended, and such actuarial reports correctly set forth the funding status of such plans as of such dates. The Company has made all required contributions to all pension, profit sharing and other employee benefit plans covering its employees.

   (r) Suppliers and Customers. The Company has provided Motorola with access to a of the Company's supplier and customer files.




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   (s) Environmental Matters. The Company has obtained all federal, state and local environmental permits necessary for carrying on its business and use of its properties, is in full compliance with the terms and conditions of these environmental permits, and is in full compliance, with all applicable federal, state, and local environmental statutory and regulatory requirements. There are no pending environmental civil, criminal, or administrative proceedings against the Company and to the best knowledge of the Company, there are no threatened civil, criminal, or administrative proceedings against the Company relating to environmental matters. There is no fact or circumstance that may give rise to any future civil, criminal, or administrative proceedings against the Company relating to environmental matters.

   (t) Compliance with Law and Other Instruments. The Company is not in violation of any instrument, judgment, decree, order, statute, rule or governmental regulation applicable to it, including without limitation, federal and state securities laws, zoning laws and ordinances, federal labor laws and regulations, the Federal Occupational Safety and Health Act and regulations thereunder, the Federal Employees Retirement Income Security Act, the Americans With Disabilities Act and federal, state and local environmental protection laws and regulations, the violation of which might have a material adverse effect on the business, prospects, affairs, operations or condition of the Company.

   (u) Brokerage Fee. Except as set forth in Schedule 3(u), there are no claims or, to the knowledge of the Company, potential claims against the Company or any of its officers, directors or shareholders, for brokerage commissions, finders' fees, or other similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or such officer, director or shareholder.

   (v) No Crime. Neither the Company nor to the knowledge of the Company, any of its current directors, officers and Key Personnel have been arrested, indicted for or convicted of any crime, other than minor traffic offenses, during the past ten years.

       Neither the Company nor to the knowledge of the Company, any of its current executive officers, directors or Key Personnel have since January 1, 1990:

       (i) filed a petition, or had a petition filed against it or them, under the Federal Bankruptcy laws or any state insolvency law, or had a receiver, fiscal agent or similar officer appointed by a court for its or their business or property, or for any partnership in which it or they were a general partner or any corporation or business association of which it or they were an executive officer at or within two years before such filing;

       (ii) been convicted in a criminal proceeding or been named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

       (iii) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction permanently or temporarily enjoining it or them from, or otherwise limiting the following activities:




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            (a) acting as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

            (b) engaging in any type of business practice; or

            (c) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities law;

       (iv) been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting its or their right to engage in any activity described in (iii) above, or to be associated with persons engaged in any such activity; or

       (v) been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (the "Commission") or any state securities administrator or commissioner to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission or any state securities administrator or commissioner has not been subsequently reversed, suspended or vacated.

   (w) Related Transactions. Except as set forth on Schedule 3(w), the Company has no written or oral agreements, leases, indebtedness or other commitments to or with "Restricted Persons," and has not entered into any "Conflict of Interest Transaction" with any "Restricted Person." For purposes of this Agreement, a "Restricted Person" shall consist of an employee, a shareholder, director or officer of the Company, or a relative of any such individual or any entity controlled by any such individual, or a customer or supplier of the Company, and a "Conflict of Interest Transaction" shall include, but not be limited to, the sale of merchandise for less than fair market value, or the purchase of merchandise or supplies in transactions involving rebates to or from a Restricted Person, or the payment of fees or salaries in excess of the legitimate and documentable fair market value of the services rendered for such fees or salaries or any loan or guaranty.

   (x) Use of Proceeds. Attached hereto as Schedule 3(x) is a detailed statement of the purposes, including dollar amounts, to which the Company proposes to apply the proceeds of the sale of the Shares to be issued and sold at the Closing.

   (y) Insurance. The Company has the insurance coverage described on Schedule 3(y) hereto.

4. REPRESENTATIONS AND WARRANTIES OF MOTOROLA.

   Motorola hereby represents and wan-ants to the Company that, as of the date hereof:

   (a) Organization and Good Standing. Motorola is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws;

   (b) Corporate Power. Motorola has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement;

   (c) Authorization. All corporate action on the pan of Motorola necessary for the performance of Motorola's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of Motorola, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, as well as general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   (d) Securities Laws. Motorola is purchasing the Securities for its own account for investment purposes only and not with a view to, or for resale in connection with, any "distribution" thereof for purposes of the Securities Act.

   (e) Motorola has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

   (f) Motorola has the capacity to protect its own interest in connection with this transaction by reason of its prior personal or business relationships with the Company or its officers or directors or its business or financial experience.

   (g) Accredited Investor. Motorola is an accredited investor as defined in Rule 501(a) of Regulation D of the Commission under the Securities Act of 1933, as amended (the "Securities Act").

4A. UNDERSTANDINGS AND AGREEMENTS OF MOTOROLA.

    Motorola understands the following:

   (a) There is no public market for the Shares or any of the Company's securities and there is no certainty that such a market will ever develop. There can be no assurance that Motorola will be able to sell or dispose of the Shares. Moreover, no assignment, sale, transfer, exchange or other disposition of the Shares can be made other than in accordance with all applicable securities laws. It is understood that in order not to jeopardize the offering's exempt status under Section 4(2) and Regulation D of the Securities Act and the state securities law, any transferee may be required to fulfill certain investor suitability requirements.

   (b) Motorola understands and agrees that because the Shares have not been registered under the Securities Act or applicable state securities laws, Motorola cannot dispose of any or all of the Shares unless such Shares are subsequently registered under the Securities Act, and/or applicable state securities laws, or exemptions from such registration are available. Motorola acknowledges and understands it has no right to require the Company to register the Shares, except as provided in the Registration Rights Agreement in the form of EXHIBIT A. Motorola is aware that the Company may not accomplish a public offering of its stock. Motorola further understands that the Company, as a condition to the transfer of any of the Shares, may require that the request for transfer be accompanied by opinion of counsel reasonably satisfactory to the Company, in form and substance reasonably satisfactory to the Company and preceded by prior written notice, to the effect that the proposed transfer does not result in violation of the Securities Act or applicable state securities laws, unless such transfer is covered by an effective registration statement under the Securities Act and compliance with all applicable state securities laws or an exemption or exemptions from registration is or are available. Motorola understands that each certificate representing the Shares and any securities issued upon conversion of the Shares or on account of ownership thereof will bear the following legend or one substantially similar thereto:

       The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act and applicable state securities laws, or an opinion of counsel reasonably satisfactory to the corporation that registration is not required under the Securities Act and applicable state securities laws. The securities are also subject to certain rights of first refusal of the corporation and other contractual restrictions on transfer.

   (c) Motorola is organized under the laws of the State of Delaware, its principal offices are located in the State of Illinois and all decisions relating to purchase of the Shares have occurred solely in Illinois.

5. AFFIRMATIVE COVENANTS OF THE COMPANY.

   Until an Initial Public Offering (as defined in Section 7(a) hereof) by the Company, the Company covenants and agrees that for so long as Motorola owns, beneficially or of record, any of the Shares, any Common Stock or other securities of the Company, the Company shall:

   (a) Reports and Information. Furnish to Motorola the following reports:

       (i) Annual Reports. As soon as available and in any event within 90 days after the end of each fiscal year, consolidated and consolidating financial statements of the Company including a balance sheet as of the end of such fiscal year and statements of income and retained earnings and of sources and applications of funds for such fiscal year, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied and accompanied by the opinion thereon of a recognized firm of independent certified public accountants as may be selected by the Board of Directors of the Company.

       (ii) Interim Reports. As soon as available, and in any event within 45 days after the end of each of the first three quarters of each of the Company's fiscal years beginning with the quarter ending September 30, 1996, consolidated and consolidating financial statements of the Company including a cash flow statement, a balance sheet as of the end of such accounting period and statements of income and retained earnings and of sources and applications of funds for such accounting period and for the period from the beginning of such fiscal yew to the end of such accounting period, and setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied and certified as correct by the chief executive officer and chief financial officer of the Company.

       (iii) Monthly Reports. If such reports are otherwise prepared, and in such case as soon as available, for each month beginning after June 30, 1996, consolidated and consolidating financial statements of the Company including a cash flow statement and a balance sheet as of the end of the month in reasonable detail in accordance with generally acceptable accounting principles consistently applied and certified as correct by the chief executive officer and chief financial officer of the Company. The management of the Company will include with each monthly report, if any, comments on progress and problems facing the Company.

       (iv) Other. Such other financial information and data as Motorola may from time to time reasonably request.

       (v) SEC Filings, Etc. Promptly upon their becoming available (and in no event later than the ten days after release to the public) copies (without duplication) of all financial statements, reports, press releases, notices and proxy statements sent by the Company to its security holders and all annual, periodic or special reports or registration statements filed by the Company with the Commission, and all other material communications sent by the Company to its security holders or filed by the Company with the Commission. Notwithstanding anything to the contrary in this Agreement, the Company shall be obligated to deliver the items set forth in subsection (v) of this Section 5(a) following an Initial Public Offering until Motorola has disposed of all of its Common Stock (excluding Common Stock which it has acquired in the open market following an Initial Public Offering.)

   (b) Employee Agreements. The Company shall enter into Proprietary Information Agreements in the form of EXHIBIT F hereto with all its employees and reasonable confidentiality agreements with any other person or entity who is given access to the proprietary technical information of the Company such as source code. The Company will require all the Key Personnel to execute and deliver a Employment Agreement in the form of EXHIBIT G hereto. The Company shall diligently enforce all material provisions of the existing Employment Agreements, Shareholders' Agreement, and Proprietary Information Agreements and all future similar agreements and shall not amend any such agreements or waive any rights thereunder without the prior written approval of the Board of Directors of the Company, without counting the vote of any interested director. The Company shall not enter into any transactions with its management, directors, consultants or Key Personnel or with any member of their families or any entity controlled by any such person, without the prior written approval of the Board of Directors of the Company, without counting the vote of any interested director, including, without limitation, increasing salaries above current levels, increasing employee benefits, selling securities or granting options, warrants or other rights to purchase securities of the Company.

   (c) Corporate Existence. Preserve and keep in full force and effect its corporate existence, its qualification to do business and its good standing in every state where it is or is required to be qualified to do business, except that nothing herein shall prevent the Company from changing its state of incorporation.

   (d) Licenses, Permits and Franchisees. Maintain, preserve and protect at all times all of its corporate and operational licenses, permits and franchises, and comply with each and all of the terms, conditions and requirements of such licenses, permits and franchises, except to the extent management of the Company determines it is not in the best interest of the Company to do so.

   (e) Properties. Preserve all of its assets and properties that are used in the conduct of its business and maintain and keep these assets and properties in good repair, working order and condition, and from time to time make or cause to be made all needed and proper repairs, renewals, replacements, betterments and improvements to these assets and properties to preserve and maintain their value, normal wear and tear excepted, so that the business carried on in connection with these assets and properties may be properly conducted at all times, except to the extent management of the Company determines it is not in the best interest of the Company to do so.

   (f) Insurance. Maintain "all-risk" insurance at all times on all properties (real and personal) with responsible, reputable and financially sound insurance companies or associations approved by the Board of Directors in the full amount of the replacement cost, and also maintain adequate (at least $1,000,000 per occurrence and $2,000,000 in the aggregate) insurance against liability to persons for such risks and hazards and in such amounts as are usually carried by companies engaged in similar businesses. From time to time at the request of Motorola, the Company shall deliver to Motorola a detailed schedule indicating all insurance policies then in force.

   (g) Records; Financial Statements. Keep at all times complete books of record and accounts, and an accounting system, in conformity with generally accepted accounting principles as revised from time to time, with full, true and correct in all material respects entries of all dealings and transactions in relation to the Company's business and affairs, and reasonably protect such books and accounts against loss or damage. The Company shall have its books and accounts audited and, as set forth in Section 5(a), provide Motorola with audited financial statements showing its financial condition and the results of its operations during the preceding fiscal year, together with any supporting schedules, which statements will be accompanied by an opinion thereon of independent certified public accountants selected by the Board of Directors of the Company.

   (h) Inspection. Permit Motorola, its agents and/or representatives to visit and inspect, at reasonable times and upon prior notice, the Company's assets, properties, books of record and accounts (including making copies thereof), and to discuss these items and the results of such inspections with the Company's chief operating officer.

   (i) Payment of Taxes. Timely file or cause to be filed any and all federal, state and local tax returns and reports and timely pay and discharge any and all taxes and assessments, and any and all federal, state and local governmental impositions, fees, charges and/or levies, including but not limited to, any income taxes, municipal taxes, real estate and personal property taxes, social security, unemployment, excise and withholding taxes, and the like imposed upon the Company, its operations, or upon its income and profits, or upon all or any part of its properties, real, personal or mixed, or upon its payroll, in each case before the same becomes delinquent and before penalties accrue thereon, except for taxes the liability of which is being contested in good faith in an appropriate forum, and for the payment of which adequate reserve has been established on the Company's balance sheet.

   (j) Other Information. Furnish promptly to Motorola any information related to this Agreement or any other agreements with Motorola or any other documents executed in connection with this Agreement as Motorola may reasonably request regarding the Company's operations, business affairs, financial condition, or any of the Company's covenants, agreements and/or undertakings under this Agreement or any of the other agreements or documents, provided the Company is not restricted from doing so by law, rule, regulation or contractual provisions.

   (k) Environmental Matters. The Company shall comply in all material respects with all applicable federal, state, and local laws and regulations pertaining to environmental matters, and shall promptly give written notice to Motorola of the occurrence of any event under any such laws and regulations that would require an oral, telephonic or written notice or communication to the U.S. Environmental Protection Agency, or any successor agency, and shall promptly forward to Motorola copies of all orders, notices, permits, applications or other communications and reports received, made or given in connection with any such event, and any enforcement action taken against the Company or against any property owned or leased by the Company.

   (l) Statutory Compliance. At all times, conduct its business in accordance with, and comply in all material respects with, all applicable statutes, regulations, judgments, decrees, resolutions and orders of, and all applicable restrictions imposed by, any and all governmental entities and/or authorities, federal, state, local and non-U.S., judicial or administrative, applicable to the conduct of the Company's businesses and activities (including environmental and other regulatory requirements) or the ownership or operation of its properties, licenses, permits and/or franchises, particularly those pertaining to the business the Company currently operates.

   (m) Contractual Compliance. Pay and discharge all of the Company's indebtedness and obligations promptly and in accordance with their terms and substantially comply with the terms and conditions of any indentures, agreements, contracts or other instruments to which it is party or which may affect its assets or properties or enter into mutually satisfactory agreements with the other parties to such documents and instruments; provided, however, that nothing herein shall prevent the Company from withholding payment or otherwise failing to comply with any agreement, if its management determines it to be in the best interest of the Company to do so and if such action will not result in any material adverse effect on the Company.

   (n) Full Compliance. Comply with each and all of the terms of this Agreement hereof and all other agreements with Motorola.

   (o) Conduct of Business. Carry on its business and activities diligently and consistent with prudent business practice for a company of the size and character of the Company and will use its reasonable efforts to preserve its relationship with suppliers, customers and other having business relationships with it subject to the reasonable business judgment of management.

   (p) Matter Requiring Unanimous and Majority Approval of the Board of Directors. A change in the number of directors constituting the full Board of Directors to more than seven shall require the approval by more than fifty percent (50%) of the members of the Board of Directors of the Company, including the director elected by Motorola. Such matter may also be approved by more than fifty percent (50%) of the members of a duly authorized committee of the Board of Directors so long as the director elected by Motorola is a member of such committee and the director elected by Motorola votes in favor of such approval.

   (q) Press Releases. Except as provided by law, the Company will secure advanced written approval from Motorola of the decision to issue and the content of any statement regarding or mentioning Motorola, whether in writing or otherwise to the public or press. This provision shall not be deemed to have been breached if the Company acting on the advice of its securities or other regulatory counsel makes disclosures to investors and potential investors or to any governmental or other regulatory agency or organization.

6. NEGATIVE COVENANTS OF THE COMPANY.

   Until an Initial Public Offering (as defined in Section 7(a) hereof) by the Company, from the Closing Date, so long as Motorola owns, beneficially or of record, any of the Shares, any Common Stock or any other securities of the Company, the Company covenants and agrees that it shall not without the affirmative vote of more than eighty percent (80%), for a period of 12 months from the date hereof, and fifty percent (50%), after the expiration of such 12 month period of the members of the Board of Directors of the Company, do any of the matters or things listed below:

   (a) Properties. Sell, lease, sublease, transfer, convey, alienate or otherwise dispose of, in any manner, all or substantially all of the Company's assets (including licenses, receivables, trademarks, trade names, good will and other intangible assets).

   (b) Merger Consolidation. Liquidate, dissolve, reorganize, merge with or into or consolidate with any other corporation or entity provided that, with respect to the Company's proposed reincorporation as a Delaware corporation, the Company shall effect such reincorporation pursuant to a merger agreement in the form set forth in Schedule 6(b)(i), with initial certificate of incorporation and bylaws of the surviving Delaware corporation in the forms set forth in Schedules 6(b)(ii) and 6(b)(iii), respectively.

   (c) Change in, Certificate of Incorporation. Amend Articles Ten or Fourteen of the Company's Certificate of Incorporation.

   (d) Directors. Subject to Section 5(p), change the authorized number of directors of the Company.

   (e) Company Plan. Reserve or have reserved for issuance or issue, shares of the Company's capital stock or any securities of the Company convertible into the capital stock of the Company in an aggregate amount in excess of 15.5% of the outstanding shares of capital stock of the Company and any security of the Company convertible into the capital stock of the Company pursuant to any Company stock bonus, pension, profit-sharing, retirement, stock purchase, stock option or similar plan, contract or understanding with respect to Company directors, officers, employees, or consultants, calculated using a denominator consisting of the amount of capital stock and other securities of the Company outstanding as of October 30, 1996, provided that such denominator shall not include securities of the Company which are sold (i) after the date hereof with an aggregate purchase price exceeding $7,000,000 (excluding the Shares sold pursuant to this Agreement) or (ii) subsequent to October 30, 1996.

7. RIGHTS OF SHAREHOLDER AND TRANSFER RESTRICTIONS.

   (a) Rights of Shareholder. At any time prior to the first registration under the Securities Act of 1933 and sale of the Company's Common Stock (the "Initial Public Offering").

       (i) Motorola shall have the pre-emptive and preferential right to purchase or subscribe for its then pro-rata percentage of any of the following securities that are offered for sale or subscription: (i) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Company; (ii) any obligations, evidences of indebtedness, or other securities of the Company, whether convertible into or exchangeable for, or carrying or accompanied by any rights to purchase or subscribe for, any such unissued or treasury shares; (iii) any right or subscription for or to receive, or any warrant or option for the purchase of, or any of the foregoing securities, other than warrants, options or convertible securities issued to directors, employees and consultants approved by the Board of Directors of the Company and permitted under Section 6(e); and (iv) any other securities that may be issued or sold by the Company, provided, however, that Motorola shall be required to pay for such securities at the same price and on the same terms and conditions that such securities are offered or sold to third parties, provided however, that such pre-emptive rights shall not be applicable in the case of issuance of Company securities for acquisition. The Company shall give Motorola written notice as soon as reasonably practicable of a proposed or pending offering or sale of securities including the expiration of such offer a sale. Motorola shall indicate in writing prior to the expiration of such offer or sale whether it intends to exercise its pre-emptive rights. If it so elects, it shall pay for such securities on or before the 60th day following the expiration of such offering or sale.

       (ii) If Motorola does not exercise its preemptive rights within the time periods specified in clauses (a) above, the Company shall be free to sell up to the quantity of such securities not agreed by Motorola to be purchased by Motorola (or up to all such securities in the event such offer is rejected or is not accepted within applicable time periods after it has been made by the Company), at a price no less favorable to the Company than that specified in such offer and on payment terms no less favorable to the Company than those specified in such offer.

However, if such sale is not consummated within ninety (90) days after the date an offer pursuant to this subsection 7(a) was made, the Company shall not sell such securities without gain complying with this Section.

       (iii) The rights provided to Motorola in Section 7(a) above are exerciseable at the same time and are in parity with respect to preference as the pre-emptive and preferential rights granted by the Company to Cameron Broadcasting Systems, Inc. ("CBS") pursuant to a Bill of Conveyance and Agreement to Assume Liabilities dated October 25, 1995, until such rights granted to CBS terminate.

       (iv) The rights provided to Motorola in this Section 7(a) shall not apply with respect to (A) the Company's initial strategic investor financings, to the extent such financings (1) occur prior to October 30, 1996 and (2) involve the sale of Common Stock for an aggregate purchase price not to exceed $7,000,000 on terms no more favorable to the investors than those provided to Motorola in this Agreement and (B) shares of Common Stock pursuant to the terms of the Contribution Agreement, dated as of January 1, 1996, between the Company and University Sports America, Inc.

   (b) Rights of the Company. In the event Motorola desires to sell or otherwise transfer any shares of Stock, at any time prior to an Initial Public Offering by the Company, Motorola shall first notify the Company in writing of the identity of the purchaser or other transferee and the material terms and conditions of sale, including the number of securities to be sold, price and payment terms.

       If within thirty (30) days after the notice of sale or other transfer is received by the Company, the Company determines the purchaser or other transferee is a competitor of the Company, which determination shall be made by the Board of Directors of the Company, the Company may prohibit the proposed sale or transfer to such purchaser or other transferee. Any determination made by the Board of Directors in good faith shall be final and binding.

       If within thirty (30) days after the notice of sale or transfer is received by the Company, the Company notifies Motorola in writing it desires to purchase all the securities to be sold or transferred by Motorola, Motorola shall sell such shares to the Company on the same terms and conditions as specified in the notice sent to the Company by Motorola. The Company shall complete such purchase within sixty (60) days after receipt of notice of sale or transfer by the Company.

       In the event within thirty (30) days after receipt by the Company of the notice of sale or transfer, the Company neither (i) notifies Motorola in writing the purchaser or transferee has been deemed to be a competitor of the Company, nor (ii) notifies Motorola in writing the Company desires to purchase all the securities to be sold or transferred, Motorola shall be free to sell or transfer the securities on the terms and conditions specified in its notice to the Company to the Person specified in such notice subject to compliance with applicable securities laws and regulations or pursuant to an exemption therefrom and Section 4A of this Agreement. If such sale or transfer is not consummated within ninety (90) days after the Company received notice of the proposed sale or transfer from Motorola, Motorola may not sell or transfer such securities without again complying with this Section.

       The Company shall have no right to purchase Shares to be sold or transferred to any Person that, directly or indirectly, owns or controls, or is owned or controlled by, or is under common control with, Motorola or to any Subsidiary of Motorola (a "Motorola Affiliate").

       Any purchaser or transferee of Shares shall agree as a condition to consummation of such sale or transfer that any subsequent sale or transfer of the Stock shall be subject to the rights of the Company set forth in this
Section 7.

       The restrictions on transfer of securities contained herein are in addition to, and not in lieu of, restrictions pursuant to applicable law.

8. GENERAL.

   The parties hereto further warrant, covenant, contract and agree each with the other as follows:

   (a) Entire Agreement. This Agreement, the Exhibits and Schedules hereto and other documents referred to herein constitute the entire understanding among the parties with respect to the subject matter hereof and they supersede all prior negotiations, understandings, correspondence, undertakings, promises, representations and agreements, whether oral or written, in connection with the subject matter hereof.

   (b) Survival of Agreements and Representations and Warranties. All agreements, representations and warranties contained herein or made in writing in connection herewith, to the extent applicable, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by Motorola or on its behalf, and shall continue until all Shares cease to be outstanding unless specifically limited to a shorter time by the terms of this Agreement.

   (c) Binding Effect. All covenants, representations, warranties and other stipulations in this Agreement, the Proprietary Information Agreements, and the Employment Agreements, given by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective successors, heirs, personal representatives and permitted assigns of the parties hereto.

   (d) Cumulative Powers. No remedy herein conferred upon a party to this Agreement is intended to be exclusive of any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, or in equity or by statute or otherwise.

   (e) Loss of Securities. Upon:

       (i) receipt of evidence satisfactory to the Company of loss, theft, mutilation or destruction of the certificate(s) representing the Shares, and

       (ii) in the case of any such loss, theft, or destruction, upon delivery of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation, upon surrender and cancellation of such certificates representing the Shares, the Company will make and deliver a new certificate representing the Shares, of like tenor, in lieu of such lost, stolen, mutilated or destroyed stock certificate upon receipt of an appropriate indemnification agreement executed by Motorola and reasonably satisfactory to the Company. In addition, upon request of Motorola, and upon surrender of such certificate representing the Shares or other securities to the Company and compliance with any restrictive legends, the Company will reissue, in lesser denominations to parties designated by Motorola, certificates representing the Shares, or other securities in the equivalent amounts of such other securities surrendered.

   (f) Notices. Except in cases where oral or other notice is permitted by this Agreement, all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when hand delivered, including delivery by messenger or courier service (or if delivery is refused, at the time of refusal), to the address set forth below, (ii) when received or refused as evidenced by the postal receipt if sent by United States mail as Certified Mail, Return Receipt Requested, with proper postage prepaid, addressed as set forth below or (iii) when received as evidenced by the transmission report of the telefax machine of the transmitting party acknowledging a good transmission if sent by telefax to the number set forth below:

   a. If to Motorola:

      Motorola, Inc.
      1303 E. Algonquin Road
      Schaumburg, IL 60196
      Attn: New Enterprises
      Telefax Number: 847/576-7185

   b. If to the Company:

      Cameron Audio Networks, Inc.
      2929 Elm Street
      Dallas, Texas 75226
      Attn: Todd Wagner
      Telefax Number: 214/748-6657

   c. With a copy to:

      Gibson, Dunn & Crutcher
      200 Park Avenue
      New York, New York 10166
      Attn: Sean P. Griffiths, Esq.
      Telefax Number: 212/351-4035

   Any of the parties may change its mailing address or telecopy number, by giving notice to the other party pursuant to this Section 9(f) as long as the mailing address and telecopy number is within the United States of America.

   (g) Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

   (h) Heading. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

   (i) Multiple Originals. The Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

   (j) Assignment. Neither this agreement, nor any interest herein or any rights hereunder, shall be assigned by either party without the prior written consent of the other party; provided, however, that Motorola may assign its rights and delegate its obligations and responsibilities hereunder to any 50% (or greater) owned subsidiary, direct or indirect, without the Company's consent.

   (k) Waiver. Failure or delay on the part of either party to exercise any right, remedy, power, privilege or option hereunder which is not subject to an express time limitation with respect to exercise shall not operate or be construed to operate as a waiver thereof. A waiver, to be effective, must be in writing and be signed by the party making the waiver. No written waiver of any term or condition of this Agreement shall operate or be construed to operate as a waiver of any other term or condition, nor shall any written waiver of any breach or default operate or be construed to operate as a waiver of any other breach or default or of the same type of breach or default on a subsequent occasion or operate or be construed to operate as a continuing waiver.

   (l) Amendment. This Agreement may not be modified, altered nor amended in any manner whatsoever, except by another written agreement executed by the parties.

   (m) Severability. If any of the articles, paragraphs, sections and/or clauses of this Agreement is declared by judicial interpretation or construction or otherwise to be null, void and/or unenforceable in any respect, such article, paragraph, section and/or clause shall be deemed to be eliminated from this Agreement, but the other parts of this Agreement shall remain in full force and effect; provided, however, if the elimination of any part of this Agreement materially affects any right, benefit, option or privilege of either party, the parties agree to negotiate in good faith to replace such part with a substitute valid and enforceable part that achieves the intent and purpose of the eliminated part.

9. DEFINITIONS.

   For the purpose of this Agreement, the following terms shall have the following meanings:

   (a) "Key Personnel" shall mean Mark Cuban and Todd Wagner. This list may be amended from time to time by action of the Board of Directors.

   (b) "Person" shall include both the singular and the plural and shall mean any individual, partnership, corporation, trust, unincorporated organization, or government or department or agency thereof.

   (c) "Shares" shall mean the shares of Common Stock sold pursuant to this Agreement and all other securities of the Company issued on account of ownership thereof.

   (d) "Subsidiary" shall mean any corporation with respect to which Motorola or the Company, as the case may be, owns, directly or indirectly, a majority of the voting shares, or shares or other interest entitling Motorola or the Company, as the case may be, to elect a majority of the Board of Directors.

   (e) to the extent not specifically defined herein, any accounting term used herein shall have the meaning ordinarily accorded to it under generally accepted accounting principles consistently applied.



                                     * * * * *




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

   IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

MOTOROLA, INC.                               CAMERON AUDIO NETWORKS, INC.



By: /s/ ROBERT A. BURTON                     By: /s/ TODD R. WAGNER
   --------------------------------------       -------------------------------

Title: Vice President and General Manager    Title:  CEO
       ----------------------------------          ----------------------------
       Motorola New Enterprises






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